Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-124052 of our report dated March 15, 2005 relating to the consolidated financial statements of Wynn Las Vegas, LLC and subsidiaries (a development stage company) appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

May 16, 2005